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Exhibit 5

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH LAWS.

No. 2

I. C. ISAACS & COMPANY, INC.

Common Stock Purchase Warrant

        I.C. Isaacs & Company, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Textile Investment International S.A. (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the date hereof (the "Eligibility Date") and before 5:00 P.M., New York time, on the Expiration Date (as hereinafter defined), Two Hundred Thousand (200,000) fully paid and nonassessable shares of Common Stock (as hereinafter defined) at a price of $0.75 per share (the "Exercise Price"). The number of shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.

        As used herein, the following terms, unless the context otherwise requires, have the following respective meanings for purposes of this Warrant:

  (a)
  "Affiliate" means, with respect to a particular Person, any other Person, whether now or hereafter existing, which controls, is controlled by, or is under common control with, such Person. For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the Person.

  (b)
  "Company" means the Company and any Person that shall succeed or otherwise assume the obligations of the Company hereunder.

  (c)
  "Common Stock" means (i) the Company's common stock, $0.0001 par value per share, and (ii) any other securities or other property into which or for which such common stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or other similar corporate rearrangement.

  (d)
  "Expiration Date" means December 31, 2011.

  (e)
  "Fair Market Value" of a share of Common Stock on the date of determination shall have the following meaning:

  (i)
  In the event that, as of the date of determination, the Company is a Reporting Company, then Fair Market Value of the Common Stock shall mean the last reported sale price per share of Common Stock on such date or, in case no such sale takes place on such date, the average closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market or the Nasdaq Small Cap Market, as applicable, or if the Common Stock is not so listed or admitted to trading or included for quotation, the average high bid and low asked prices in the OTC Bulletin Board (or other over-the-counter market regulated by the National Association of Securities Dealers, Inc.) or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Board of Directors of the Company or by such other source or sources as shall be selected in good faith by the Board of Directors of the Company. If the date of determination is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market or Nasdaq Small Cap Market, any business day.

    (ii)
    If, as of the date of the determination of Fair Market Value, the Company is not a Reporting Company, then the Fair Market Value shall be the appraised fair market value as of such date, as determined by an independent appraiser of recognized standing and appraisal method selected by the Board of Directors of the Company.

  (f)
  "Person" means a natural person or any association, corporation, general partnership, limited partnership or limited liability company.

  (g)
  "Reporting Company" means a company the common stock of which is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

        1.    Exercise of Warrant.    The Holder may exercise this Warrant at any time and from time to time after the date hereof until 5:00 P.M., New York time, on the Expiration Date, provided however, that if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day that shall not be such a day.

          (a)    Full Exercise.    This Warrant may be exercised by the Holder by surrender of this Warrant, with the form of subscription at the end hereof duly executed by the Holder to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Exercise Price.

          (b)    Partial Exercise.    This Warrant may be exercised in part by surrender of the Warrant in the manner and at the place provided in Section 1(a) except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying the number of shares of Common Stock designated by the Holder in the subscription at the end hereof by the Exercise Price. Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such warrant or warrants may still be exercised.

          (c)    Exercise by Exchange of Warrant.    Notwithstanding the provisions of Subsection (a) above, the exercise price may be paid at the Holder's election by surrender of all or a portion of the Warrant at any time or from time to time prior to its expiration ("Net Issuance"). If the Holder elects the Net Issuance method, the Company will, as promptly as practicable, issue certificates representing shares of its Common Stock to the Holder hereof in accordance with the following formula:

X	=	(P)(A-B) A
Where:	X =	the number of shares of Common Stock to be issued to the Holder for the portion of the Warrant being exercised.
	P =	the number of shares of Common Stock for which this Warrant is requested to be exercised.
	A =	the Fair Market Value of one (1) share of the Company's Common Stock as of the date of such exercise.
	B =	the Exercise Price.

Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder that the exchange pursuant to this section be made, or at such later date as may be specified in such request. No fractional shares arising out of the above formula for determining the number of shares issuable in such exchange shall be issued, and the Company shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the then Fair Market Value of such securities on the date of the exchange.

        2.    Delivery of Stock Certificates, on Exercise.    As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which the Holder shall be entitled on such exercise, plus, any cash in lieu of any fractional share to which the Holder would otherwise be entitled (calculated in accordance with Section 1 (c), together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

        3.    Adjustment for Dividends in Other Stock, Property, Reclassification.    In case at any time or from time to time, the holders of Common Stock shall have received, or shall have become entitled to receive (on or after the record date fixed therefor), without payment therefor,

    (a)
    other or additional stock or other securities or property (other than cash) by way of dividend, or

    (b)
    any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

    (c)
    other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5 hereof), then and in each such case the Holder, upon the exercise hereof as provided in Section 1 hereof, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) that Holder would hold on the date of such exercise if on the date hereof had he been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 4 and 5.

        4.    Adjustment for Reorganization, Consolidation, Merger.

          (a)    General.    In case at any time or from time to time, the Company shall (i) effect a reorganization, (ii) consolidate with or merge into any other Person, or (iii) transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, except as otherwise provided in Section 4(c) hereof, Holder, upon the exercise hereof as provided in Section 1 hereof, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of Common Stock issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5 hereof.

          (b)    Dissolution.    In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of this Warrant after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company, as trustee for Holder.

          (c)    Continuation of Terms.    Except as otherwise provided herein, upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets of the Company, whether or not such Person shall have expressly assumed the terms of this Warrant.

        5.    Adjustment for Extraordinary Events.    In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 5.

        The holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1 hereof, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 5) be issuable on such exercise by a fraction, the numerator of which is the Exercise Price that would otherwise (but for the provisions of this Section 5) be in effect, and the denominator of which is the Exercise Price in effect on the date of such exercise.

        6.    Reservation of Stock, etc., Issuable on Exercise of Warrant.    The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock from time to time issuable on the exercise hereof.

        7.    Exchange of Warrant.    On surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the Holder thereof a new warrant or warrant of like tenor, in the name of the Holder, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which this Warrant is then exercisable.

        8.    Replacement of Warrant.    On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new warrant of like tenor.

        9.    Resale of Warrant or Securities.    Neither this Warrant nor the securities issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state. Neither this Warrant nor such securities when issued may be sold, transferred, pledged or hypothecated, directly or indirectly, in whole or in part, in the absence of (i) an effective registration statement for this Warrant or such securities, as the case may be, under the Securities Act and such registration or qualification as may be necessary under the securities laws of any state, or (ii) an opinion of counsel reasonably satisfactory to the Company that such registration or qualification is not required. The Company shall cause a certificate or certificates evidencing all or any of the securities issued upon exercise of this Warrant prior to said registration and qualification of such securities to bear the following legend: "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. These shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of, directly or indirectly, in whole or in part, in the absence of an effective registration statement under the Securities Act of 1933, as amended, and such registration or qualification as may be necessary under the securities laws of any state, or an opinion of counsel reasonably satisfactory to the Company that such registration or qualification is not required."

        10.    Restrictions on Transfer.    In addition to the restrictions set forth in Section 9 above, this Warrant shall not be transferred, pledged or hypothecated, directly or indirectly, in whole or in part, by the Holder to any Person other than the Company or an Affiliate of the Holder without the prior written consent of the Company. The Holder agrees that any of the shares of Common Stock issued upon the exercise of this Warrant shall be subject to the Stockholders' Agreement by and between the Company and the Holder dated                        , 2002, as hereinafter amended (the "Stockholders' Agreement"), which imposes certain stock transfer and other restrictions on the holder of such shares as set forth in the Stockholders' Agreement.

        11.    Notices, Etc.    All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder.

        12.    Governing Law.    This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware.

        13.    Miscellaneous.    The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Issue Date: September 18, 2002	I.C. ISAACS & COMPANY, INC.
	By:	/s/ ROBERT J. ARNOT Robert J. Arnot, President

FORM OF SUBSCRIPTION
(To be signed only on exercise of Warrant)

TO: I.C. Isaacs & Company, Inc.

        The undersigned Holder of the attached Warrant hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder,            shares of Common Stock of I.C. Isaacs & Company, Inc. and [herewith makes payment of $                              therefor] [hereby elects to have such shares issued as a Net Issuance], and requests that the certificates for such shares be issued in the name of, and delivered to                        , whose address is                    .

        Effective as of Holder's purchase of such shares of Common Stock of I.C. Isaacs & Company, Inc. pursuant to the attached Warrant, Holder [and/or each person in whose name certificates for shares of Common Stock of the Company are issued pursuant hereto] agrees to be fully bound by, and be subject to, all of the covenants, terms and conditions of the Company Stockholders' Agreement dated                        , 2002 (which has been made available to the undersigned) as though an original party thereto and agrees that he/she/it shall be deemed a "Stockholder" for all purposes thereof.

[HOLDER]
Dated:	(Signature must conform to name of holder as specified on the face of this Warrant)
(Address)
Dated:	[Stockholder(s)]

(Address)

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  Exhibit 5
FORM OF SUBSCRIPTION (To be signed only on exercise of Warrant)